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                                 EXHIBIT 10.12.1
                             ULTRATECH STEPPER, INC.
                  SUPPLEMENTAL STOCK OPTION/STOCK ISSUANCE PLAN

               AS AMENDED AND RESTATED EFFECTIVE OCTOBER 19, 1999

                                   ARTICLE ONE

                                     GENERAL

                  A. This Supplemental Stock Option/Stock Issuance Plan is intended to promote the interests of Ultratech Stepper, Inc., a Delaware corporation, by authorizing an additional reserve of shares of the Corporation's common stock for issuance through long-term option grants or direct stock issuances to individuals in the employ of the Corporation (or any Parent or Subsidiary) who are NOT: (i) officers of the Corporation, (ii) employees with the title of Vice President, General Manager or (iii) members of the Board.

                  B. The Plan became effective immediately upon adoption by the Board on October 20, 1998.

                  C. The Plan shall supplement the authorized share reserve under the Corporation's 1993 Stock Option/Stock Issuance Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of the Corporation's common stock available for issuance under the 1993 Stock Option/Stock Issuance Plan. In addition, share issuances under the 1993 Stock Option/Stock Issuance Plan shall not reduce or otherwise affect the number of shares of the Corporation's common stock available for issuance under this Plan.

                  Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

       I.         STRUCTURE OF THE PLAN

                  A. The Plan shall be divided into two (2) separate equity programs:

                                (i)  the Option Grant Program under which
         eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                                (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as

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         a bonus for services rendered the Corporation (or any Parent or
         Subsidiary) or the attainment of designated performance goals.

      II.         ADMINISTRATION OF THE PLAN

                  A. The Plan Administrator shall have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants or unvested stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding stock option or stock issuance thereunder.

                  B. The individuals serving as Plan Administrator shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time.

                  C. Service as Plan Administrator shall constitute service as a Board member, and each Board member serving as Plan Administrator shall accordingly be entitled to full indemnification and reimbursement as a Board member for such service. No individual serving as Plan Administrator shall be liable for any act or omission made in good faith with respect to the Plan or any option grant or stock issuance made under the Plan.

     III.         ELIGIBILITY

                  A. The persons eligible to participate in the Plan shall be limited to those Employees who are NOT: (i) officers of the Corporation, (ii) Employees with the title of Vice President, General Manager or (iii) members of the Board.

                  B. The Plan Administrator shall have full authority to determine (i) with respect to the Option Grant Program, which eligible Employees are to receive option grants under the Plan, the time or times when the grants are to be made, the number of shares subject to each such grant, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares. All options granted under the Plan shall be Non-Statutory Options.

                                        2.

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      IV.         STOCK SUBJECT TO THE PLAN

                  A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 800,000 shares, subject to adjustment from time to time in accordance with the provisions of Section IV.C. Such share reserve consists of (i) the 400,000 shares of Common Stock initially reserved for issuance under the Plan plus (ii) the 400,000-share increase authorized by the Board effective October 19, 1999.

                  B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

                  C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and
(ii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding securities are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                        3.

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                                   ARTICLE TWO

                              OPTION GRANT PROGRAM

       I.         OPTION TERMS

                  Options granted under the Plan shall be authorized by action of the Plan Administrator and shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. All such granted options shall be Non-Statutory Options.

                  A. EXERCISE PRICE.

                           1. The exercise price per share shall be fixed by
the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

                           2. Full payment of the exercise price shall become
immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                                (i) cash or check made payable to the
         Corporation,

                               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                              (iii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                                        4.

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                  B. EXERCISE AND TERM OF OPTIONS. Each option shall be
exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing such option. No option shall have a maximum term in excess of ten (10) years measured from the option grant date.

                  C. LIMITED TRANSFERABILITY. Each option granted under the Plan may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

                  D. EFFECT OF TERMINATION OF SERVICE.

                           1. The following provisions shall govern the
exercise of any options held by the Optionee at the time of cessation of Service or death:

                                (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                               (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                              (iii) Should the Optionee's Service be
         terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any otherwise exercisable shares for which the option has not been exercised.

                                        5.

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         However, the option shall, immediately upon Optionee's cessation of
         Service for any reason, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable.

                           2. The Plan Administrator shall have the discretion,
exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                                (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                               (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service.

                  C. STOCKHOLDER RIGHTS. No Optionee shall have any stockholder rights with respect to any option shares until such person shall have exercised the option and paid the exercise price for the purchased shares.

                  D. REPURCHASE RIGHTS.

                           1. The Plan Administrator shall have discretion to
authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase rights.

                           2. The Plan Administrator shall have the
discretionary authority, exercisable at any time while the Corporation's repurchase right remains outstanding, to cancel that repurchase right with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of those shares in whole or in part at any time.

                                        6.

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      II.         CORPORATE TRANSACTION/CHANGE IN CONTROL

                  A. Each option outstanding under the Plan at the time of a Corporate Transaction shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares. However, an outstanding option under the Plan shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction on the shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  B. All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and the shares subject to those terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent (i) any such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is granted.

                  C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time (and the termination of any outstanding repurchase rights), in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

                  D. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

                  E. Each outstanding option which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the Optionee, in consummation of the Corporate Transaction, had such person exercised the option immediately

                                        7.

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prior to the Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, PROVIDED the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

                  F. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Plan (and the termination of one or more of the Corporation's outstanding repurchase rights) upon the occurrence of any Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                  G. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III.         CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option exercise price per share not less than the Fair Market Value of the Common Stock on the new grant date.

                                        8.

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                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

       I.         STOCK ISSUANCE TERMS

                  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

                  A. PURCHASE PRICE.

                           1. The purchase price per share of Common Stock
subject to direct issuance shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                           2. Shares of Common Stock may be issued under the
Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                                (i) cash or check made payable to the
         Corporation, or

                                (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

                  B. VESTING/ISSUANCE PROVISIONS.

                           1. Shares of Common Stock issued under the Stock
Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards under the Stock Issuance Program which shall entitle the recipient to receive a specified number of shares of Common Stock upon the attainment of one or more performance goals established by the Plan Administrator. Upon the attainment of such performance goals, fully-vested shares of Common Stock shall be issued in satisfaction of those share right awards.

                                        9.

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                           2. Any new, substituted or additional securities
or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                           3. The Participant shall have full stockholder
rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                           4. Should the Participant cease to remain in
Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

                           5. The Plan Administrator may in its discretion
waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

                           6. Outstanding share right awards under the Stock
Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

                                        10.

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      II.         CORPORATE TRANSACTION/CHANGE IN CONTROL

                  A. In the event of any Corporate Transaction, all of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent
(i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) the Plan Administrator imposes other limitations in the Issuance Agreement which preclude such accelerated vesting in whole or in part.

                  B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, upon the Participant's termination of Service within a designated period following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

                  C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, upon the occurrence of a Change in Control. Alternatively, the Plan Administrator may condition such accelerated vesting upon the Participant's termination of Service within a designated period following the effective date of any Change in Control.

     III.         SHARE ESCROW/LEGENDS

                  Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                        11.

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                                  ARTICLE FOUR

                                  MISCELLANEOUS

         I.       EFFECTIVE DATE AND TERM OF PLAN

                  A. This Plan became effective upon approval by the Board on October 20, 1998 and shall not be subject to stockholder approval. The Plan was amended by the Board on October 19, 1999 to increase the number of shares of Common Stock reserved for issuance under the Plan from 400,000 shares to 800,000 shares. Such amendment is effective immediately and is not subject to stockholder approval.

                  B. The Plan shall terminate upon the EARLIER of (i) October 19, 2008 or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares pursuant to option exercises or direct stock issuances under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) above, then all option grants or unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants or issuances.

         II.      AMENDMENT OF THE PLAN

                  The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan, unless the affected Optionees or Participants consent to such amendment.

         III.     USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or direct stock issuances under the Plan shall be used for general corporate purposes.

         IV.      REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock either upon the exercise of the stock options granted hereunder or pursuant to the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

                                        12.

                  B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading.

       V.         TAX WITHHOLDING

                  The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the direct issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

      VI.         NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in Service for any period of specific duration, and the Corporation (or any Parent or Subsidiary employing such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

      VII.        MISCELLANEOUS PROVISIONS

                  A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant, except as expressly provided herein

                  B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

                  C. The provisions of the Plan shall insure to the benefit of, and shall be binding upon, the Corporation and its successors and assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees and the legal representatives, heirs or legatees of their respective estates.

                                        13.

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

         A. BOARD shall mean the Corporation's Board of Directors.

         B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                                (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                                (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         C. CODE shall mean the Internal Revenue Code of 1986, as amended.

         D. COMMON STOCK shall mean the Corporation's common stock.

         E. CORPORATE TRANSACTION shall mean any of the following stockholder-approved transactions to which the Corporation is a party:

                                (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                              (iii) any reverse merger in which the
         Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from the persons holding those securities immediately prior to such merger.

         F. CORPORATION shall mean Ultratech Stepper, Inc., a Delaware corporation, and its successors.

         G. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         H. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         I. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  - If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  - If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on that Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         J. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

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


         K. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         L. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         M. OPTION GRANT PROGRAM shall mean the option grant program in effect under the Plan.

         N. OPTIONEE shall mean any person to whom an option is granted under the Plan.

         O. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         P. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         Q. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

         R. PLAN shall mean the Corporation's Supplemental Stock Option/Stock Issuance Plan, as set forth in this document.

         S. PLAN ADMINISTRATOR shall mean the committee comprised of one or more Board members appointed by the Board to administer the Plan.

         T. SERVICE shall mean the provision of services on a periodic basis to the Corporation (or any Parent or Subsidiary) in the capacity of an Employee or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement.

         U. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         V. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

         W. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

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

         X. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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